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                                                                 Exhibit 99.1

                                                      [TC PIPELINES, LP LOGO]

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                               News Release

          TC PIPELINES, LP ANNOUNCES FOURTH QUARTER DISTRIBUTION

Calgary, Alberta - January 16, 2004 - (Nasdaq: TCLP) - TC PipeLines, LP (the Partnership) today announced that the board of directors of TC PipeLines GP, Inc., its general partner, has declared the Partnership's fourth quarter 2003 distribution in the amount of US$0.55 per unit. This distribution is payable on February 13, 2004 to unitholders of record as of January 30, 2004.

Northern Border Pipeline Company ("Northern Border Pipeline") has advised the Partnership that it has declared today its fourth quarter 2003 distribution and has confirmed its intention to make such distribution to the Partnership. The Partnership owns a 30% interest in Northern Border Pipeline, the remaining 70% is owned by Northern Border Partners, L.P. ("Northern Border Partners"). Notwithstanding Northern Border Partners' announcement earlier today that it does not intend to declare its distribution for the quarter ended December 31, 2003 by January 20, 2004, the Partnership will be able to make its distribution in the ordinary course.

TC PipeLines, LP is a publicly held limited partnership. It owns a 30% interest in Northern Border Pipeline Company, a Texas general partnership, and a 49% interest in Tuscarora Gas Transmission Company, a Nevada general partnership. Northern Border Pipeline, which is owned 70% by Northern Border Partners, L.P., a publicly traded master limited partnership controlled by affiliates of Enron Corp., owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of Gas Transmission Northwest Corporation (GTN), to northern Nevada. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., a wholly
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owned subsidiary of TransCanada PipeLines Limited. Subsidiaries of
TransCanada also hold common and subordinated units of the Partnership. Common units of TC PipeLines, LP are quoted on the Nasdaq Stock Market and trade under the symbol "TCLP". For more information about TC PipeLines, LP, visit the Partnership's Internet site at www.tcpipelineslp.com.

Cautionary Statement Regarding Forward Looking Information
This news release includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. All forward-looking statements are based on the Partnership's beliefs as well as assumptions made by and information currently available to the Partnership. When used herein, words such as "believes", "expects", "intends", "forecasts", "projects", and similar expressions, identify forward-looking statements within the meaning of the Securities Litigation Reform Act. These statements reflect the Partnership's current views with respect to future events and are subject to various risks, uncertainties and assumptions including regulatory decisions, particularly those of the Federal Energy Regulatory Commission, the Securities and Exchange Commission, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and prevailing economic conditions, particularly conditions of the capital and equity markets, and other risks discussed in detail in the Partnership's filings with the Securities and Exchange Commission, including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statement. Except as required by applicable securities laws, TC PipeLines, LP does not intend to update these forward-looking statements.

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Media Inquiries:                        Kurt Kadatz/Hejdi Feick
                                        (403) 920-7877

Unitholder and
Analyst Inquiries:                      David Moneta/Debbie Stein
                                        (877) 290[cad 220]2772
                                        investor_relations@tcpipelineslp.com